Exhibit 99.1
Entertainment Properties Trust Reports Second Quarter Results
Kansas City, MO, July 27, 2009 — Entertainment Properties Trust (NYSE:EPR) today announced operating results for the second quarter and six months ended June 30, 2009.
Total revenue was $66.7 million for the second quarter of 2009 compared to $68.8 million for the same quarter in 2008. Net income available to common shareholders was $20.2 million, or $0.58 per diluted common share, compared to $23.9 million, or $0.77 per diluted common share, for the same quarter in 2008. For the six months ended June 30, 2009, total revenue was $133.4 million compared to $134.6 million for the same period in 2008. Net income available to common shareholders was $37.9 million, or $1.09 per diluted share, versus $45.4 million, or $1.53 per diluted share, for the same period last year.
Funds From Operations (FFO) for the second quarter of 2009 was $30.1 million compared to $33.5 million for same quarter in 2008. FFO per diluted common share declined $0.22 to $0.86 compared to $1.08 for the same quarter in 2008. FFO for the six months ended June 30, 2009 was $59.1 million compared to $65.3 million in the year ago period. FFO per diluted common share declined $0.49 to $1.70 compared to $2.19 for the same period last year.
As previously communicated, both the second quarter and year to date results were impacted by the Company’s policy to record interest income from notes receivable on a cash basis rather than an accrual basis when the expected timing of receipts significantly differs from the contractual terms. As a result, no income was recognized related to the Company’s mortgage note investments in a Sullivan County, New York casino and resort project (the Concord Project) or the Toronto Life Square project in Canada. The impact from these two projects resulted in a reduction in FFO per share results for the quarter and six months ended June 30, 2009 of $0.27 and $0.50, respectively.
David Brain, President and CEO, commented on the results, “The Company’s business continues to perform very well in this economic environment. We benefited from having approximately 70% of our assets in megaplex theatres, an industry that continues to show strength. For the year, the box office is up double digits, setting new records. In addition, we successfully completed a new revolving credit facility, further enhancing our financial flexibility.”
Portfolio Highlights
As of June 30, 2009, the Company’s real estate portfolio consisted of 80 megaplex theatres totaling approximately 6.6 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 3.9 million square feet. The Company owned a metropolitan ski area and eight vineyards totaling approximately 1,590 acres and ten wineries totaling approximately 850 thousand square feet as well as 22 public charter schools.
In addition, as of June 30, 2009, the Company’s real estate mortgage loan portfolio had a carrying value of $538.6 million and included financing provided for entertainment, retail and recreational properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states.
At June 30, 2009, the Company’s megaplex theatres were 100% occupied, and the overall real estate portfolio was 97% occupied.
Capital Markets Update
On June 30, 2009, the Company amended and restated its revolving credit facility (“the revolver”). The $215 million revolver bears interest at LIBOR plus 3.5%, with a 2.0% LIBOR floor, and includes an accordion feature of up to $300 million, subject to lender consent. The revolver matures in October 2011 with a one year extension available at the Company’s option.
At June 30, 2009 there was in excess of $100 million of unrestricted cash on hand and availability under the revolver.
Investment Update
Total investment spending for the second quarter was approximately $26 million, with approximately $18 million funded for the completion of the Schlitterbahn water park in Kansas City, Kansas. The balance of investments for the quarter consisted mainly of the Company’s expansion of pre-leased space at its Canadian entertainment retail centers, completion of the Suffolk, Virginia development and continued funding of a wine facility in Sonoma, California. Through the first six months of 2009, the Company has completed approximately $47 million of its stated investment spending for the full year of approximately $60 million.
The Schlitterbahn water park opened for business in July 2009 as the first phase of Schlitterbahn Vacation Village. In the second quarter, the Company not only reduced its commitment to this project from $175 million to $163.5 million, but also added to its collateral position by obtaining mortgages on two other successful Schlitterbahn water parks in Texas and meaningfully improved the payment terms. During the quarter revenue at these parks was ahead of last year’s record level. The funding of Schlitterbahn is substantially complete as of June 30, 2009.
With regard to Toronto Life Square, the Company continues to proceed through the receivership. During the second quarter, the court approved the sales process and appointed a sales agent to manage the process. Marketing materials are being released, and the current timeline concludes with the sale of the property in the fourth quarter of 2009. As part of the sale process, the Company could become the owner of the property if it is the highest bidder or alternatively, could settle its mortgage note receivable with the proceeds from a higher bidder. With regard to the performance of the property, the theatre is consistently one of the top performing theatres in Toronto, and the Company continues to make progress on leasing up the remaining vacancy, with occupancy now at 91%.
With regard to the Concord Project, in July 2009 the New York legislature amended the hurdles for qualification for the reduction in the gaming tax from 68% to 25%. Formerly, the legislation required the developer to spend at least $1 billion dollars and employ 2,000 people. As amended, the legislation reduced the spending requirement to $600 million and the employee requirement was reduced to 1,000. Additionally, the site has been approved for electronic table games, substantially expanding the gaming operations available to a casino operator.
Our original loan commitment to fund an additional $91.8 million to the Concord Project is no longer applicable due to the developer’s decision to downsize the initial phase of the Concord Project to an investment level of $600 million. The funding of any additional investment in the Concord Project by the Company will be subject to satisfaction of certain conditions, including but not limited to a reduction from the aforementioned $91.8 million.
Dividend Information
On June 19, 2009, the Company declared a regular quarterly cash dividend of $0.65 per common share, which was paid on July 15, 2009 to common shareholders of record on June 30, 2009. This dividend represents an annualized dividend of $2.60 per common share. The Company also declared and paid second quarter cash dividends of $0.4844 per share on the 7.75% Series B Preferred Shares, $0.3594 per share on the 5.75% Series C Convertible Preferred Shares, $0.4609 per share on the 7.375% Series D Preferred Shares and $0.5625 per share on the 9.00% Series E Convertible Preferred Shares.
Investment Spending and Earnings Guidance
The Company reiterates its 2009 investment spending guidance of $60 million. This guidance excludes any potential investment spending associated with the acquisition of Toronto Life Square or the Concord Project. The Company is also reiterating its 2009 FFO per share guidance of $3.40 — $3.60. This guidance excludes any expenses associated with the acquisition of Toronto Life Square or any impact resulting from a change in status of the Concord Project.

ENTERTAINMENT PROPERTIES TRUST
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Rental revenue	$50,507	$49,940	$100,918	$99,062
Tenant reimbursements	4,258	5,194	8,893	10,865
Other income	728	491	1,868	1,202
Mortgage and other financing income	11,224	13,130	21,742	23,484

Total revenue	66,717	68,755	133,421	134,613
Property operating expense	6,382	6,309	14,400	13,335
Other expense	854	622	1,472	1,557
General and administrative expense	4,278	3,938	8,404	8,352
Costs associated with loan refinancing	117	—	117	—
Interest expense, net	17,482	16,960	34,919	34,428
Depreciation and amortization	11,834	10,341	24,463	21,014

Income before equity in income from joint ventures and discontinued operations	25,770	30,585	49,646	55,927
Equity in income from joint ventures	225	245	444	1,527

Income from continuing operations	$25,995	$30,830	$50,090	$57,454
Discontinued operations:
Loss from discontinued operations	—	(16)	—	(27)
Gain on sale of real estate	—	119	—	119

Net income	25,995	30,933	50,090	57,546

Add: Net loss attributable to noncontrolling interests	1,709	478	2,943	986

Net income attributable to Entertainment Properties Trust	27,704	31,411	53,033	58,532
Preferred dividend requirements	(7,552)	(7,552)	(15,103)	(13,162)

Net income available to common shareholders of Entertainment Properties Trust	$20,152	$23,859	$37,930	$45,370

Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income from continuing operations available to common shareholders	$0.58	$0.78	$1.09	$1.54
Income from discontinued operations	—	—	—	0.01

Net income available to common shareholders	$0.58	$0.78	$1.09	$1.55

Diluted earnings per share data:
Income from continuing operations available to common shareholders	$0.58	$0.77	$1.09	$1.53
Income from discontinued operations	—	—	—	—

Net income available to common shareholders	$0.58	$0.77	$1.09	$1.53

Shares used for computation (in thousands):
Basic	34,970	30,577	34,678	29,351
Diluted	34,992	30,913	34,686	29,663

The additional 1.9 million common shares that would result from the conversion of our 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of our 9.00% Series E cumulative convertible preferred shares (issued on April 2, 2008) and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share for the three and six months ended June 30, 2009 because the effect is anti-dilutive. However, because a conversion of the 5.75% Series C cumulative convertible preferred shares would be dilutive to FFO per share for the three and six months ended June 30, 2008, these adjustments have been made in the calculation of diluted FFO per share for these periods.
On January 1, 2009, the Company adopted FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” (FSP EITF 03-6-1). This FSP requires unvested share-based payment awards with non-forfeitable rights to receive dividends to be considered participating securities for the purposes of applying the two-class method of calculating earnings per share. Accordingly, the Company’s nonvested share awards are included in the calculation of earnings per share and prior-period data that was computed using the treasury stock method and has been adjusted retrospectively, which lowered basic and diluted FFO per share by $0.01 for the three months ended June 30, 2008 and lowered basic FFO per share by $0.02 and diluted FFO per share by $0.01 for the six months ended June 30, 2008.

ENTERTAINMENT PROPERTIES TRUST
Reconciliation of Net Income Available to Common Shareholders to Funds From Operations (A)
(Unaudited, Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income available to common shareholders of Entertainment Properties Trust	$20,152	$23,859	37,930	$45,370
Subtract: Noncontrolling interest	(1,746)	(537)	(3,070)	(1,069)
Add: Real estate depreciation and amortization	11,642	10,138	24,076	20,639
Add: Allocated share of joint venture depreciation	66	69	131	381

FFO available to common shareholders of Entertainment Properties Trust	30,114	33,529	59,067	65,321

FFO available to common shareholders of Entertainment Properties Trust	30,114	33,529	59,067	65,321
Add: Preferred dividends for Series C	—	1,941	—	3,881

Diluted FFO available to common shareholders of Entertainment Properties Trust	30,114	35,470	59,067	69,202

FFO per common share attributable to Entertainment Properties Trust:
Basic	$0.86	$1.10	1.70	$2.23
Diluted	0.86	1.08	1.70	2.19
Shares used for computation (in thousands):
Basic	34,970	30,577	34,678	29,351
Diluted	34,992	32,827	34,686	31,574
Weighted average shares outstanding- diluted EPS	34,992	30,913	34,686	29,663
Effect of dilutive Series C preferred shares	—	1,914	—	1,911

Adjusted weighted average shares outstanding — diluted	34,992	32,827	34,686	31,574

Other financial information:
Straight-lined rental revenue	$584	1,067	1,145	1,893
Dividends per common share	$0.65	0.84	1.30	1.68
FFO payout ratio (1)	76%	78%	76%	77%

(1)	FFO payout ratio is calculated by dividing dividends per common share by FFO per diluted common share.
(A)	The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under Generally Accepted Accounting Principles (GAAP). FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO, as defined under the revised NAREIT definition and presented by us, is net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful.
ENTERTAINMENT PROPERTIES TRUST
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	As of	As of
	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Rental properties, net	$1,745,000	$1,735,026
Property under development	22,847	30,835
Mortgage notes and related accrued interest receivable	538,632	508,506
Investment in a direct financing lease, net	167,945	166,089
Investment in joint ventures	2,457	2,493
Cash and cash equivalents	16,202	50,082
Restricted cash	14,551	11,004
Intangible assets, net	10,188	12,400
Deferred financing costs, net	14,010	10,741
Accounts and notes receivable, net	73,241	73,312
Other assets	36,504	33,437

Total assets	$2,641,577	$2,633,925

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$27,122	$35,665
Dividends payable	30,284	34,929
Unearned rents and interest	12,836	8,312
Long-term debt	1,225,356	1,262,368

Total liabilities	1,295,598	1,341,274

Entetainment Properties Trust shareholders’ equity	1,333,845	1,277,434
Noncontrolling interests	12,134	15,217

Total liabilities and shareholders’ equity	$2,641,577	$2,633,925

About Entertainment Properties Trust
Entertainment Properties Trust (NYSE:EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics, and an advantageous market position. Our total assets exceed $2.6 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments. Further information is available at www.eprkc.com or from Jon Weis at 888-EPR-REIT or info@eprkc.com.
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS
With the exception of historical information, certain statements contained or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may refer to our financial condition, results of operations, plans, objectives, acquisition or disposition of properties, future expenditures for development projects, capital resources, future financial performance and business. Forward-looking statements are not guarantees of performance. They involve numerous risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “will be,” “continue,” “hope,” “goal,” “forecast,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions contained or incorporated by reference herein. In addition, references to our budgeted amounts are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.